Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officers of Wabtec Corporation (the “Company”), hereby certify, to the best of their knowledge, that the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ WILLIAM E. KASSLING
William E. Kassling
Chairman of the Board & Chief Executive Officer

Date: March 11, 2005

By:	/s/ ALVARO GARCIA-TUNON
Alvaro Garcia-Tunon
Chief Financial Officer

Date: March 11, 2005